EXHIBIT 4.12

EXECUTION COPY

WARRANT AGREEMENT

dated as of April 30, 2010

between

LyondellBasell Industries N.V.

and

Computershare Inc. and

Computershare Trust Company, N.A.

collectively and individually as Warrant Agent

-i-

-ii-

-iii-

WARRANT AGREEMENT

This Warrant Agreement (“Warrant Agreement”) dated as of April 30, 2010 is between LyondellBasell Industries N.V., a public limited liability corporation formed under the laws of the Netherlands (the “Company”), and Computershare Inc., a Delaware corporation and individually “CI” and Computershare Trust Company, N.A. national bank individually “CTNA” and both collectively the “Warrant Agent”).

WITNESSETH THAT:

WHEREAS, pursuant to the terms and conditions of the Third Amended Plan of Reorganization, dated March 12, 2010, as the same may be amended, modified or restated from time to time (the “Plan”) relating to the reorganization under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) of Lyondell Chemical Company and certain of its direct and indirect subsidiaries and LyondellBasell Industries AF S.C.A. (“LBIAF”) and certain of its affiliates, certain parties identified in the Plan and listed on Schedule I hereto (such parties, the “Initial Warrantholders”) are to be issued warrants (the “Warrants”) exercisable until the Expiration Date (as defined below), to purchase up to an aggregate of 11,508,204 shares of Class A Common Stock at an exercise price of $15.90 per share, as the same may be adjusted pursuant to Section 4 hereof (the “Exercise Price”);

WHEREAS, the Warrants are being issued pursuant to, and upon the terms and conditions set forth in, the Plan in an offering in reliance on the exemption afforded by section 1145 of the Bankruptcy Code from the registration requirements of the Securities Act, and of any applicable state securities or “blue sky” laws;

WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance, exchange, transfer, substitution and exercise of Warrants;

NOW THEREFORE in consideration of the mutual agreements herein contained, the Company and the Warrant Agent agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Certain Definitions. As used in this Warrant Agreement, the following terms shall have their respective meanings set forth below:

“$” refers to such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Adjustment Event” has the meaning set forth in Section 4.08.

“Affiliate” shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Affiliate Change of Control Consideration” shall mean the value of the stock, other securities, other property or assets (including cash or any combination thereof) to be received per share of Class A Common Stock, pursuant to the Affiliate Change of Control Event (to be calculated consistent with the principles set forth in Section 4.09(c) with respect to the calculation of Unit Value).

“Affiliate Change of Control Date” shall mean the date on which an Affiliate Change of Control Event is consummated.

“Affiliate Change of Control Event” shall mean the consummation of a transaction pursuant to which (i) a Rights Offering Sponsor directly or indirectly (whether through a portfolio holding company or otherwise) beneficially owns 50.1% or more of the outstanding Class A Common Stock and Class B Common Stock, taken as a whole (determined on a Fully-Diluted Basis) and (ii) the Class A Common Stock ceases to be traded on the New York Stock Exchange and on each other U.S. national or regional securities exchange or quotation system on which such Class A common Stock has previously traded.

“Affiliate Change of Control Payment Amount” shall mean (A) if the Affiliate Change of Control Consideration exceeds the Exercise Price, an amount in Cash equal to (1) Affiliate Change of Control Consideration minus (2) the Exercise Price or (B) if the Affiliate Change of Control Consideration does not exceed the Exercise Price, an amount in Cash equal to the Black Scholes Warrant Value (as defined below) of the Warrant.

“Affiliate Change of Control Payment Date” has the meaning set forth in Section 4.09(e).

“Affiliate Change of Control Put” has the meaning set forth in Section 4.09(e).

“Affiliate Change of Control Put Notice” has the meaning set forth in Section 4.09(e).

“Affiliate Change of Control Put Warrants” has the meaning set forth in Section 4.09(e).

“Agent Members” has the meaning set forth in Section 2.07(b).

“Authentication Order” means a Company Order for authentication and delivery of Warrants.

“Bankruptcy Code” has the meaning set forth in the Recitals.

“Black Scholes Warrant Value” as of any date, shall mean the value of a Warrant to purchase one share of Class A Common Stock (as determined in good faith by a majority of the non-affiliate directors of the Board of Directors based upon the advice of an independent investment bank of national standing selected by a majority of the non-affiliate directors of the

Board of Directors) and shall be determined by customary investment banking practices using the Black Scholes model. For purposes of calculating such amount, (1) the term of the Warrants will be the period from the date of determination until the Expiration Date, (2) the fair market value of each share of Class A Common Stock will be the Current Market Price as of the date of determination, (3) the assumed volatility will be determined based on information available prior to the first announcement of the Affiliate Change of Control Event by such independent investment banking firm as of the date of determination, (4) the assumed risk-free rate will equal the yield on the U.S. Treasury security with a maturity closest to the seventh anniversary of the Closing Date, as the yield on that security exists as of the date of determination, (5) the assumed dividends will be based solely on historical dividend paying practice of the Company (not taking into account any dividends that are not Ordinary Cash Dividends) and (6) any other assumptions shall be made by a majority of the non-affiliate directors in good faith based upon the advice of such independent investment bank at the time of determination. For purposes of this definition, “non-affiliate directors” means the directors of the Board of Directors other than those directors who are affiliated with, or a nominee or appointee of, the Rights Offering Sponsor causing such Affiliate Change of Control Event.

“Board of Directors” means the supervisory board of the Company or any committee of such supervisory board duly authorized to exercise the power of such supervisory board with respect to the matters provided for in this Warrant Agreement as to which the supervisory board is authorized or required to act.

“Business Day” means any day other than a Saturday or Sunday or other than a day on which the New York Stock Exchange is authorized or obligated by law or executive order to close.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of the Company and all warrants or options to acquire such capital stock.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Warrant” means a Warrant represented by a Warrant Certificate, in definitive, fully registered form.

“Class A Common Stock” means the Class A ordinary shares, par value four eurocent (€0.04) per share, of the Company.

“Class B Common Stock” means the Class B ordinary shares, par value four eurocent (€0.04) per share, of the Company.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Date” means the effective date of the Plan.

“Closing Sale Price” means, as of any date, the last reported per share sales price of a share of Class A Common Stock or any other security on such date (or, if no last reported sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices on such date) as reported on the New York Stock Exchange, or if the Class A Common Stock or such other security is not listed on the New York Stock Exchange, as reported by the principal U.S. national or regional securities exchange or quotation system on which the Class A Common Stock or such other security is then listed or quoted, or if the Class A Common Stock or such other security is not so listed or reported , as reported on the OTC Bulletin Board or, if not so listed or reported, as reported in the “pink sheets” published by Pink OTC Markets, Inc. (or similar organization or agency succeeding to its functions of reporting prices); provided, however, that in the absence of such quotations, the Board of Directors will make a good faith determination of the Closing Sale Price.

If during a period applicable for calculating Closing Sale Price, an issuance, distribution, subdivision, combination or other transaction or event occurs that requires an adjustment to the Exercise Price or Number of Warrants pursuant to Article 3 hereof, Closing Sale Price shall be calculated for such period in a manner determined by the Company to appropriately reflect the impact of such issuance, distribution, subdivision or combination on the price of the Class A Common Stock during such period.

“Common Stock” means the Class A Common Stock and the Class B Common Stock.

“Company” has the meaning set forth in the preamble.

“Company Order” means a written order signed in the name of the Company by any two officers, at least one of whom must be its Chief Executive Officer, its Chief Financial Officer, its Treasurer, an Assistant Treasurer, or its Controller, and delivered to the Warrant Agent.

“CI” means Computershare Inc.

“CTNA” means Computershare Trust Company, N.A.

“Current Market Price” means, (i) in connection with a dividend, issuance or distribution, the volume weighted average price per share of Class A Common Stock for the twenty (20) Trading Days ending on, but excluding, the earlier of the date in question and the Trading Day immediately preceding the Ex-Date for such dividend, issuance or distribution and (ii) in connection with a determination of Black Scholes Warrant Value, the volume weighted average price per share of Class A Common Stock for the twenty (20) Trading Days ending on, but excluding, the date of determination, in each case, for the regular trading session (including any extensions thereof, without regard to pre-open or after hours trading outside of such regular trading session) as reported on the New York Stock Exchange, or if the Class A Common Stock or such other security is not listed on the New York Stock Exchange, as reported by the principal U.S. national or regional securities exchange or quotation system on which the Class A Common Stock or such other security is then listed or quoted, whichever is applicable, as published by Bloomberg at 4:15 p.m., New York City time (or 15 minutes following the end of any extension of the regular trading session), or if the Class A Common Stock is not so listed or quoted, as reported on the OTC Bulletin Board or, if not so reported, as reported in the “pink sheets” published by Pink OTC Markets, Inc. (or similar organization or agency succeeding to its functions of reporting prices), on such Trading Day, or if such volume weighted average price is unavailable or in manifest error, the market value of one share of Class A Common Stock during such twenty (20) Trading Day period determined using a volume weighted average price method by an independent nationally recognized investment bank or other qualified financial institution selected by the Board of Directors and reasonably acceptable to the Warrant Agent. If the Class A Common Stock is not traded on the New York Stock Exchange or any U.S. national or regional securities exchange or quotation system or not reported on the OTC Bulletin Board or in the “pink sheets,” the Current Market Price shall be the price per share of Class A Common Stock that the Company could obtain from a willing buyer for shares of Class A Common Stock sold by the Company from authorized but unissued shares of Class A Common Stock, as such price shall be reasonably determined in good faith by the Company’s Board of Directors.

“Depositary” means The Depository Trust Company, its nominees, and their respective successors.

“Determination Date” has the meaning set forth in Section 4.08.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Date” means, in connection with any dividend, issuance or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such dividend, issuance or distribution.

“Exercise Date” has the meaning set forth in Section 3.02(b).

“Exercise Notice” means, for any Warrant, the exercise notice set forth on the reverse of the Warrant Certificate, substantially in the form set forth in Exhibit B hereto.

“Exercise Price” means initially $15.90 per Warrant, subject to adjustment pursuant to Article 3.

“Expiration Date” means, for any Warrant, the date that is the seventh anniversary of the date hereof, or if not a Business Day, then the next Business Day thereafter.

“Full Physical Settlement” means the settlement method pursuant to which an exercising Warrantholder shall be entitled to receive from the Company, for each Warrant exercised, a number of shares of Class A Common Stock equal to the Full Physical Share Amount in exchange for payment by the Warrantholder of the Exercise Price.

“Full Physical Share Amount” has the meaning set forth in Section 3.03(b).

“Fully-Diluted Basis” means, with respect to any class or series of equity securities of the Company as of any date of determination, (a) all outstanding shares of capital stock of that class or series as of that date and (b) the maximum number of shares of capital stock of that class or series then issuable in respect of all securities convertible into or exchangeable for, all stock appreciation rights relating to, and all options, warrants and other rights to purchase, subscribe for or otherwise acquire upon the exercise or conversion thereof, shares of that class or series of equity securities of the Company, in each case that are in-the-money based on the Closing Sale Price of the underlying security as of the date of determination and exercisable within 60 days of the date of determination.

“Global Warrant” means a Warrant in the form of a permanent global Warrant Certificate, in definitive, fully registered form.

“Global Warrant Legend” means the legend set forth in Section 2.07(a).

“Initial Warrantholders” has the meaning set forth in the Recitals.

“LBIAF” has the meaning set forth in the Recitals.

“Management Board” means the management board of the Company (bestuur).

“Net Share Amount” has the meaning set forth in Section 3.03(c).

“Net Share Settlement” means the settlement method pursuant to which an exercising Warrantholder shall be entitled to receive from the Company, for each Warrant exercised, a number of shares of Class A Common Stock equal to the Net Share Amount without any payment therefor.

“Net Share Settlement Price” means, as of any date, the volume weighted average price per share of Class A Common Stock for the twenty (20) Trading Days prior to the date of determination of the Net Share Settlement Price for the regular trading session (including any extensions thereof, without regard to pre-open or after hours trading outside of such regular trading session) as reported on the New York Stock Exchange, or if the Class A Common Stock or such other security is not listed on the New York Stock Exchange, as reported by the principal U.S. national or regional securities exchange or quotation system on which the Class A Common Stock or such other security is then listed or quoted, whichever is applicable, as published by Bloomberg at 4:15 p.m., New York City time (or 15 minutes following the end of any extension of the regular trading session), or if the Class A Common Stock is not so listed or quoted, as reported on the OTC Bulletin Board or, if not so reported, as reported in the “pink sheets” published by Pink OTC Markets, Inc. (or similar organization or agency succeeding to its functions of reporting prices), on such Trading Day, or if such volume weighted average price is unavailable or in manifest error, the market value of one share of Class A Common Stock during such twenty (20) Trading Day period determined using a volume weighted average price method by an independent nationally recognized investment bank or other qualified financial institution reasonably acceptable to the Warrant Agent. If the Class A Common Stock is not traded on the New York Stock Exchange or any U.S. national or regional securities exchange or quotation system or not reported on the OTC Bulletin Board or in the “pink sheets,” the Net Share Settlement Price shall be the price per share of Class A Common Stock that the Company could obtain from a willing buyer for shares of Class A Common Stock sold by the Company from authorized but unissued shares of Class A Common Stock, as such prices shall be reasonably determined in good faith by the Company’s Board of Directors.

If during a period applicable for calculating Net Share Settlement Price, an issuance, distribution, subdivision, combination or other transaction or event occurs that requires an adjustment to the Exercise Price or Number of Warrants pursuant to Article 3 hereof, the Net

Share Settlement Price shall be calculated for such period in a manner determined by the Company to appropriately reflect the impact of such issuance, distribution, subdivision or combination on the price of the Class A Common Stock during such period.

“New Warrants” has the meaning set forth in Section 4.09(e).

“Number of Warrants” means, for a Warrant Certificate, the “Number of Warrants” specified on the face of such Warrant Certificate (or, in the case of a Global Warrant, on Schedule A to such Warrant Certificate), subject to adjustment pursuant to Article 3.

“Officer’s Certificate” means a certificate signed by a member of the Management Board of the Company or such other person he appoints by proxy.

“Open of Business” means 9:00 a.m., New York City time.

“Ordinary Cash Dividend” means regular quarterly or other periodic dividends declared and paid pursuant to a dividend policy established by the Board of Directors, not to exceed in the four most recently completed fiscal quarters of the Company, 45% of the consolidated net income of the Company and its consolidated subsidiaries (determined in accordance with United States generally accepted accounting principles) for the four most recently completed fiscal quarters.

“Person” means an individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Plan” has the meaning set forth in the Recitals.

“Pro Rata Repurchase” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (a) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (b) any other offer available to substantially all holders of Common Stock, in the case of both (a) or (b), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while a Warrant is outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Prospectus Directive” means Directive 2003/71/EC and any relevant implementing measures in each applicable member state of the European Economic Area.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Reference Property” has the meaning set forth in Section 4.09(a).

“Reorganization Event” has the meaning set forth in Section 4.09(a).

“Rights Offering Sponsor” means any of LeverageSource (Delaware) LLC, an affiliate of Apollo Management VII, L.P., AI LBI Investment LLC, an affiliate of Access Industries, and Ares Corporate Opportunities Fund III, L.P and any of their respective Affiliates.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Date” means, in respect of a Warrant that is exercised hereunder, the third Trading Day immediately following the Exercise Date for such Warrant.

“Trading Day” means (i) if the applicable security is listed on the New York Stock Exchange, a day on which trades may be made thereon or (ii) if the applicable security is listed or admitted for trading on the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or other national securities exchange or market, a day on which the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or such other national securities exchange or market, respectively, is open for business or (iii) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

“Trigger Event” has the meaning set forth in Section 4.03(a).

“Unit of Reference Property” has the meaning set forth in Section 4.09(a).

“Unit Value” has the meaning set forth in Section 4.09(c).

“Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president” of the Company.

“Voting Stock” means Capital Stock having the right to vote for the election of directors under ordinary circumstances.

“Warrant” means a warrant of the Company exercisable for one share of Class A Common Stock as provided herein, and issued pursuant to this Warrant Agreement with the terms, conditions and rights set forth in this Warrant Agreement.

“Warrant Agent” means Computershare Inc., and Computershare Trust Company, N.A. collectively in their capacity as warrant agent hereunder .

“Warrant Certificate” means any certificate representing Warrants satisfying the requirements set forth in Section 2.03.

“Warrant Register” has the meaning set forth in Section 2.06.

“Warrantholder” means each Person in whose name Warrants are registered in the Warrant Register.

ARTICLE 2

ISSUANCE, EXECUTION AND TRANSFER OF WARRANTS

Section 2.01 Issuance of Warrants. (a) The Company shall execute and deliver to the Warrant Agent, for authentication and delivery to the Initial Warrantholders on the Closing Date, a Certificated Warrant in the name of each Initial Warrantholder, together with an Authentication Order with respect thereto, evidencing an initial aggregate Number of Warrants equal to 11,508,204 (such Number of Warrants subject to adjustment from time to time as described herein) in accordance with the terms of this Warrant Agreement and the Plan. Each Certificated Warrant shall evidence one or more Warrants. Each Warrant evidenced thereby entitles the holder, upon proper exercise and payment of the applicable Exercise Price to receive from the Company, as adjusted as provided herein, one share of Class A Common Stock at the Exercise Price. The Warrant Agent shall, upon receipt of such Certificated Warrant and Authentication Order, authenticate, manually countersign and on the Closing Date, deliver such Certificated Warrant to the respective Initial Warrantholder in accordance with Section 2.02. All such Warrants shall be dated as of the Closing Date.

(b) Except as set forth in Section 2.06 and Section 5.02, the Warrants delivered to each Initial Warrantholder on the Closing Date shall be the only Warrants issued or outstanding under this Warrant Agreement.

(c) All Warrants issued under this Warrant Agreement shall in all respects be equally and ratably entitled to the benefits hereof, without preference, priority, or distinction on account of the actual time of the issuance and authentication or any other terms thereof.

Section 2.02 Execution and Authentication of Warrants. (a) Warrants shall be executed on behalf of the Company by the Chief Executive Officer or any person delegated by the Chief Executive Officer and attested by the Company’s Secretary or any one of its Assistant Secretaries. The signature of any such person on Warrants may be manual or facsimile. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Warrant that has been duly authenticated and delivered by the Warrant Agent.

(b) Warrants bearing the manual or facsimile signatures of individuals, each of whom was, at the time he or she signed such Warrant or his or her facsimile signature was affixed to such Warrant, as the case may be, an authorized representative of the Company, shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Warrants or did not hold such offices at the date of such Warrants.

(c) No Warrant shall be entitled to any benefit under this Warrant Agreement or be valid or obligatory for any purpose unless there appears on such Warrant a certificate of authentication substantially in the form provided for herein executed by the Warrant Agent by manual or facsimile signature, and such signature upon any Warrant shall be conclusive evidence, and the only evidence, that such Warrant has been duly authenticated and delivered hereunder.

Section 2.03 Form of Warrant Certificates. Each Warrant Certificate shall be in substantially the form set forth in Exhibit B hereto and shall have such insertions as are appropriate or required by this Warrant Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement, such as may be required to comply with this Warrant Agreement, any law or any rule of any securities exchange on which Warrants may be listed, and such as may be necessary to conform to customary usage.

Section 2.04 Securities Law Compliance. The Warrants (including any Class A Common Stock issued upon exercise thereof) are issued pursuant to an exemption from the registration requirements of Section 5 of the Securities Act provided by Section 1145 of the Bankruptcy Code, as set forth in the confirmation order of the U.S. Bankruptcy Court attached hereto as Exhibit D. Any Warrant that is purchased or owned by any “underwriter” as defined in Section 1145(b)(1) of the Bankruptcy Code, may not be resold by such holder, and such holder may not be able to transfer any Warrants or Class A Common Stock issuable upon exercise of any Warrant in the absence of an exemption from registration under the Securities Act and state securities laws.

Section 2.05 EEA Securities Law Compliance. In relation to each member state of the European Economic Area (“EEA”) which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of the Warrants as provided in this Warrant Agreement may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any Warrants may be made at any time under the following exemptions under the Prospectus Directive, in that Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in the relevant entity’s last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3(2) of the Prospectus Directive,

provided that no such offer of Warrants will result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Warrants in any Relevant Member State means the communication in any form and by any means of sufficient information the terms of the offer as provided in this Warrant Agreement to be offered so as to enable an investor to decide to purchase or subscribe for Warrants, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

In the case of any Warrants being offered to a financial intermediary (as that term is used in Article 3(2) of the Prospectus Directive), such financial intermediary will also be deemed to have represented, acknowledged and agreed that the Warrants acquired by it have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to persons in circumstances which may give rise to an offer of any Warrants to the public other than their offer of resale in a relevant Member State to qualified investors as so defined. The Company and its affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the foregoing, a person who is not a qualified investor and who meets at least two of the following requirements (i) 10 significant transactions on a regulated market, (ii) size of such persons security portfolio exceeds EU 50,000 and (iii) who has at least one year of relevant working experience, and has voluntarily registered with the Authority for Financial Markets (“AFM”), and has notified the Company of such fact in writing may, with the consent of the Company, be permitted to purchase Warrants.

Section 2.06 Registration, Transfer, Exchange and Substitution. (a) The Company shall cause to be kept at the office of the Warrant Agent, and the Warrant Agent shall maintain, a register (the “Warrant Register”) in which, subject to such reasonable regulations as the Company may prescribe and such regulations as may be prescribed by law, the Company shall provide for the registration of Warrants and transfers, exchanges or substitutions of Warrants as herein provided. All Warrants issued upon any registration of transfer or exchange of or substitution for Warrants shall be valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Warrant Agreement, as Warrants surrendered for such registration of transfer, exchange or substitution.

(b) Transfers of a Global Warrant registered in the name of the Depositary or its nominee shall be limited to transfers in whole, and not in part, to the Company, the Depositary, their successors, and their respective nominees. Interests of beneficial owners in a Global Warrant registered in the name of the Depositary or its nominee shall be transferred in accordance with this Warrant Agreement and the procedures of the Depositary.

(c) A Warrantholder may transfer a Certificated Warrant only upon surrender of such Certificated Warrant for registration of transfer. Certificated Warrants may be presented for registration of transfer and exchange at the offices of the Warrant Agent with a written instruction of transfer in form satisfactory to the Warrant Agent, along with any other such documents that the Warrant Agent may reasonably require including, without limitation, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Exchange Agent, duly executed by such Warrantholder or by such Warrantholder’s attorney, duly authorized in writing. No such transfer shall be effected until, and the transferee shall succeed to the rights of a Warrantholder only upon, final acceptance and registration of the transfer in the Warrant Register by the Warrant Agent. Prior to the registration of any transfer of a Certificated Warrant by a Warrantholder as provided herein, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent may treat the Person in whose name Warrants are registered as the owner thereof for all purposes and as the Person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding.

(d) Every Certificated Warrant presented or surrendered for registration of transfer or for exchange or substitution shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a duly executed instrument of transfer in form satisfactory to the Company and the Warrant Agent, by the holder thereof or such Warrantholder’s attorney duly authorized in writing.

(e) When Certificated Warrants are presented to the Warrant Agent with a request to register the transfer of, or to exchange or substitute, such Warrants, the Warrant Agent shall register the transfer or make the exchange or substitution as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied. To permit registrations of transfers, exchanges and substitutions, the Company shall execute Warrant Certificates at the Warrant Agent’s request and the Warrant Agent shall countersign and deliver such Warrant Certificates. No service charge shall be made for any registration of transfer or exchange of or substitution for Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Warrants.

(f) A Certificated Warrant may be exchanged at the option of the holder or holders thereof, when presented or surrendered in accordance with this Warrant Agreement, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like Number of Warrants. If less than all Warrants represented by a Certificated Warrant are transferred, exchanged or substituted in accordance with this Warrant Agreement, the Warrant Certificate shall be surrendered to the Warrant Agent and a new Warrant Certificate for a Number of Warrants equal to the Warrants represented by such Warrant Certificate that were not transferred, exchanged or substituted, registered in such name or names as may be directed in writing by the surrendering Warrantholder, shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign such new Warrant Certificate and shall deliver such new Warrant Certificate to the Person or Persons entitled to receive the same.

Section 2.07 Global Warrants. (a) The Warrants shall initially be issued in the form of Certificated Warrants. The Company shall use its best effort to enable the Warrants to be “DTC eligible” so that interests in the Warrants may be held in book-entry form through the Depositary. Once the Warrants become “DTC eligible,” (i) the Company or the Warrant Agent shall provide written notice of such event to each Warrantholder and (ii) any Certificated Warrants may be presented to the Warrant Agent by Warrantholders in exchange for one or more Global Warrants up to the aggregate Number of Warrants then outstanding, to be registered in the name of the Depositary, or its nominee, and delivered by the Warrant Agent to the Depositary, or its custodian, for crediting to the accounts of its participants pursuant to the procedures of the Depositary. Upon such presentation, the Company shall execute a Global Warrant representing such aggregate Number of Warrants and deliver the same to the Warrant Agent for authentication and delivery in accordance with Section 2.02. Any Global Warrant shall bear the legend substantially in the form set forth in Exhibit A hereto (the “Global Warrant Legend”).

(b) So long as a Global Warrant is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary (“Agent Members”), the holders of beneficial interests in the Global Warrant shall have no rights under this Warrant Agreement with respect to the Global Warrant held on their behalf by the Depositary or the Warrant Agent as its custodian, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes. Accordingly, any such owner’s beneficial interest in such Global Warrant will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility with respect to such records maintained by the Depositary or its nominee or its Agent Members. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Warrantholder.

(c) Any holder of a Global Warrant registered in the name of the Depositary or its nominee shall, by acceptance of such Global Warrant, agree that transfers of beneficial interests in such Global Warrant may be effected only through a book-entry system maintained by the holder of such Global Warrant (or its agent), and that ownership of a beneficial interest in Warrants represented thereby shall be required to be reflected in book-entry form.

(d) A Global Warrant registered in the name of the Depositary or its nominee shall be exchanged for Certificated Warrants only if the Depositary (A) has notified the Company that it is unwilling or unable to continue as or ceases to be a clearing agency registered under Section 17A of the Exchange Act and (B) a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 days or the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 days. In any such event, a Global Warrant registered in the name of the Depositary or its nominee shall be surrendered to the Warrant Agent for cancellation, and the Company shall execute, and the Warrant Agent shall countersign and deliver, to each beneficial owner identified by the Depositary, in exchange for such beneficial owner’s beneficial interest in such Global Warrant, Certificated Warrants representing, in the aggregate, the Number of Warrants theretofore represented by such Global Warrant with respect to such beneficial owner’s respective beneficial interest. Any Certificated Warrant delivered in exchange for an interest in a Global Warrant pursuant to this Section 2.07(d) shall not bear the Global Warrant Legend. Interests in the Global Warrant may not be exchanged for Certificated Warrants other than as provided in this Section 2.07(d).

(e) The holder of a Global Warrant registered in the name of the Depositary or its nominee may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Warrantholder is entitled to take under this Warrant Agreement or the Warrant.

Section 2.08 Surrender of Warrant Certificates. Any Warrant Certificate surrendered for registration of transfer, exchange, substitution or exercise of Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company and, except as provided in this Article 2 in case of an exchange, transfer or substitution, or Article 3 in case of the exercise of less than all Warrants represented thereby, or Section 5.02 in case of mutilation, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such cancelled Warrant Certificates as the Company may direct.

ARTICLE 3

EXERCISE AND SETTLEMENT OF WARRANTS

Section 3.01 Exercise of Warrants. At any time prior to 5:00 p.m., New York City time, on the Expiration Date, a Warrantholder shall be entitled to exercise, in accordance with this Article 3, the full Number of Warrants represented by any Warrant Certificate then registered in such Warrantholder’s name (which may include fractional Warrants) or any portion thereof (which shall not include any fractional Warrants). Any Warrants not exercised prior to such time shall expire unexercised and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease as of the Expiration Date.

Section 3.02 Procedure for Exercise. (a) To exercise a Warrant (i) in the case of a Certificated Warrant, the Warrantholder must (x) surrender the Warrant Certificate evidencing such Warrant at the principal office of the Warrant Agent (or successor warrant agent), (y) deliver the Exercise Notice set forth on the reverse of the Warrant Certificate duly completed and executed at the principal office of the Warrant Agent (or successor warrant agent), together with any applicable transfer taxes as set forth in Section 6.01(b), and (z) in the event the exercising Warrantholder does not elect for Net Share Settlement in accordance with Section 3.03(c), pay to the Warrant Agent (or successor warrant agent) an amount equal to the Exercise Price in accordance with the procedures for Full Physical Settlement set forth in Section 3.03(b) or (ii) in the case of a Global Warrant, the holders of beneficial interests therein must (x) comply with the procedures established by the Depositary for the exercise of Warrants and (y) in the event the exercising Warrantholder does not elect for Net Share Settlement in accordance with Section 3.03(c), pay to the Warrant Agent (or successor warrant agent) an amount equal to the Exercise Price in accordance with the procedures for Full Physical Settlement set forth in Section 3.03(b).

(b) The date on which a Warrantholder complies with the requirements for exercise set forth in this Section 3.02 in respect of a Warrant is the “Exercise Date” for such Warrant. However, if such date is not a Trading Day or the Warrantholder satisfies such requirements after the Close of Business on a Trading Day, then the Exercise Date shall be the immediately succeeding Trading Day.

(c) Any exercise of a Warrant pursuant to the terms of this Warrant Agreement shall be irrevocable and shall constitute a binding agreement between the holder and the Company, enforceable in accordance with its terms.

Section 3.03 Settlement of Warrants. (a) Full Physical Settlement shall apply to each Warrant unless the Warrantholder elects for Net Share Settlement to apply upon exercise of such Warrant. Such election shall be made (i) in the case of a Certificated Warrant, in the Exercise Notice for such Warrant, or (ii) in the case of a Global Warrant, in accordance with the procedures established by the Depositary for the exercise of Warrants.

(b) If Full Physical Settlement is applicable with respect to the exercise of a Warrant, then, for each Warrant exercised hereunder, prior to 11:00 a.m., New York City time, on the Settlement Date for such Warrant, the Warrantholder shall pay the Exercise Price (determined as of such Exercise Date) by check or money order payable to the order of the Company to the account maintained by the Warrant Agent and notified to the Warrantholder in accordance with Section 6.15, and on the Settlement Date, following receipt by the Warrant Agent of such Exercise Price, the Company shall cause to be delivered to the Warrantholder one share of Class A Common Stock (the “Full Physical Share Amount”), together with Cash in respect of any fractional share or fractional Warrant as provided in Section 3.05. All funds received by the Warrant Agent upon exercise of such Warrant shall be deposited by the Warrant Agent for the benefit of the Company.

(c) If Net Share Settlement is applicable with respect to the exercise of a Warrant, then, for each Warrant exercised hereunder, on the Settlement Date for such Warrant, the Company shall cause to be delivered to the Warrantholder a number of shares of Class A Common Stock (which in no event will be less than zero) (the “Net Share Amount”) equal to (i) the Net Share Settlement Price as of the relevant Exercise Date, minus the Exercise Price (determined as of such Exercise Date), divided by (ii) such Net Share Settlement Price, together with Cash in respect of any factional share or fractional Warrant as provided in Section 3.05.

Section 3.04 Delivery of Class A Common Stock. (a) In connection with the delivery of shares of Class A Common Stock to an exercising Warrantholder pursuant to Section 3.03(b) or Section 3.03(c), as the case may be, the Warrant Agent shall:

(i) inform the Company, within one Business Day following the satisfaction by the exercising Warrantholder of each of the applicable procedures for exercise set forth in Section 3.02(a), of the number of shares of Class A Common Stock underlying the Warrants which were exercised;

(ii) promptly deliver or deposit all funds delivered to the Warrant Agent upon exercise of any Warrant(s) by bank wire transfer to an account designated by the Company or as the Warrant Agent may be directed in writing by the Company;

(iii) on the Settlement Date, deliver Cash to such Warrantholder in respect of any fractional shares or fractional Warrants, as provided in Section 3.05, provided that the Company has delivered to the Warrant Agent Cash in an amount equal to, or in excess of, that which such Warrantholder is entitled;

(iv) promptly cancel all Warrant Certificates surrendered to the Warrant Agent, destroy all such cancelled Warrant Certificates and deliver a certificate of destruction to the Company, unless the Company shall otherwise direct; and

(v) if the Number of Warrants represented by a Certificated Warrant shall not have been exercised in full, deliver a new Warrant Certificate, countersigned by the Warrant Agent, for the balance of the number of Warrants represented by the surrendered Warrant Certificate.

(b) If such shares of Class A Common Stock are in book-entry form at the Depositary, the Company shall (or shall cause the transfer agent to) deliver such shares of Class A Common Stock by electronic transfer to such exercising Warrantholder’s account at the Depositary. If such shares of Class A Common Stock are not in book-entry form at the Depositary, the Company shall (or shall cause the transfer agent to) deliver to or upon the order of such exercising Warrantholder a certificate or certificates, in each case with legends thereon as appropriate (as determined by the Company) and for the number of full shares of Class A Common Stock to which such exercising Warrantholder is entitled, registered in such name or names as may be directed by such exercising Warrantholder

(c) Each Person in whose name any shares of Class A Common Stock are issued shall for all purposes be deemed to have become the holder of record of such shares as of the Exercise Date or, in the case of a Warrant subject to Full Physical Settlement only, the date of payment by the Warrantholder of the Exercise Price in accordance with Section 3.03(b), if later. However, if any such date is a date when the stock transfer books of the Company are closed, such Person shall be deemed to have become the holder of such shares at the Close of Business on the next succeeding date on which the stock transfer books are open.

(d) Promptly after the Warrant Agent shall have taken the action required by Section 3 of this Agreement (or at such later time as may be mutually agreeable to the Company and the Warrant Agent), the Warrant Agent shall account to the Company with respect to any Warrants exercised (including, without limitation, with respect to any Exercise Price paid to the Warrant Agent).

Section 3.05 No Fractional Shares to Be Issued. (a) Notwithstanding anything to the contrary in this Warrant Agreement, the Company shall not be required to issue any fraction of a share of Class A Common Stock upon exercise of any Warrants.

(b) If any fraction of a Warrant shall be exercised hereunder, the Company shall pay the relevant Warrantholder Cash in lieu of the corresponding fraction of a share of Class A

Common Stock valued at the Net Share Settlement Price as of the Exercise Date. However, if more than one Warrant shall be exercised hereunder at one time by the same Warrantholder, the number of full shares which shall be issuable upon exercise thereof shall be computed on the basis of all Warrants (including any fractional Warrants) so exercised. If any fraction of a share of Class A Common Stock would, except for the provisions of this Section 3.05, be issuable on the exercise of any Warrant or Warrants (including any fractional Warrants), the Company shall pay the Warrantholder Cash in lieu of such fractional shares valued at the Net Share Settlement Price as of the Exercise Date.

(c) Each Warrantholder, by its acceptance of a Warrant Certificate, expressly waives its right to receive any fraction of a share of Class A Common Stock or a stock certificate representing a fraction of a share of Class A Common Stock.

Section 3.06 Acquisition of Warrants by Company. The Company shall have the right, except as limited by law, to purchase or otherwise to acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate and shall have agreed with the holder of such Warrants.

Section 3.07 Obligations of the Warrant Agent. The Warrant Agent shall:

(a) examine all Exercise Notices and all other documents delivered to it by or on behalf of holders to ascertain whether, on their face, such Exercise Notices and any such other documents have been executed and completed in accordance with their terms;

(b) where an Exercise Notice or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrant exists, the Warrant Agent shall endeavor to inform the appropriate parties (including the person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(c) inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between the Exercise Notices received and delivery of Warrants to the Warrant Agent’s account; and

(d) advise the Company of (x) the instructions with respect to delivery of the shares of Class A Common Stock deliverable upon such exercise, subject to the timely receipt from the Depositary of the necessary information, and (y) such other information as the Company shall reasonably require.

Section 3.08 Validity of Exercise. All questions as to the validity, form and sufficiency (including time of receipt) of a Warrant exercise shall be determined by the Company in its sole discretion, which determination shall be final and binding. The Warrant Agent shall incur no liability for or in respect of and, except to the extent such liability arises from the Warrant Agent’s gross negligence, willful misconduct or bad faith, shall be indemnified and held harmless by the Company for acting or refraining from acting upon, or as a result of such determination by the Company. The Company reserves the right to reject any and all Exercise Notices not in proper form or for which any corresponding agreement by the Company to exchange would, in the opinion of the Company, be unlawful. Such determination by the Company shall be final and binding on the holders, absent manifest error. Moreover, the Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Exercise Notices with regard to any particular exercise of Warrants. The Company shall be under no duty to give notice to the holders of the Warrants of any irregularities in any exercise of Warrants, nor shall it incur any liability for the failure to give such notice.

Section 3.09 Direction of Warrant Agent. (a) The Company shall be responsible for performing all calculations required in connection with the exercise and settlement of the Warrants and the payment or delivery, as the case may be, of Cash and/or Class A Common Stock as described in this Article 3. In connection therewith, the Company shall provide prompt written notice to the Warrant Agent of the amount of Cash and the number of shares of Class A Common Stock payable or deliverable, as the case may be, upon exercise and settlement of the Warrants, including, without limitation, the Net Share Amount and the Full Physical Share Amount.

(b) Any Cash to be paid to the Warrantholders hereunder shall be delivered to Computershare no later than the Business Day immediately preceding the date such consideration is required to be delivered to the Warrantholders. Any Class A Common Stock to be delivered to the Warrantholders hereunder shall be delivered by the Company (or the transfer agent) by the date such consideration is required to be delivered to the Warrantholders.

(c) The Warrant Agent shall have no liability for any failure or delay in performing its duties hereunder caused by any failure or delay of the Company in providing such calculations or items to the Warrant Agent. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Class A Common Stock or Units of Reference Property that may at any time be issued or delivered upon the exercise of any Warrant, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any Cash payment or to issue, transfer or deliver any shares of Class A Common Stock or stock certificates or Units of Reference Property, or to comply with any of the covenants of the Company contained in this Article 3.

(d) The Company acknowledges that the bank accounts maintained by CI in connection with the services provided under this Agreement will be in its name and that CI may receive investment earnings in connection with the investment at the CI’s risk and for its benefit of funds held in those accounts from time to time. Warrant Holders and the Company will not receive interest on any Cash delivered to the Warrant Agent.

ARTICLE 4

ADJUSTMENTS

Section 4.01 Adjustments to Exercise Price. The Exercise Price for the Warrants shall be subject to adjustment (without duplication) upon the occurrence of any of the following events:

(a) The issuance of Class A Common Stock or Class B Common Stock as a dividend or distribution to all or substantially all holders of Common Stock, or a subdivision or combination of Common Stock, in which event the Exercise Price shall be adjusted based on the following formula:

EP1	=	EP0	x	OS0
OS1

where:

EP0	=	the Exercise Price in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date for such subdivision or combination, as the case may be;

EP1	=	the Exercise Price in effect immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such subdivision or combination, as the case may be;

OS0	=	the number of shares of Common Stock, in the aggregate, outstanding immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date for such subdivision or combination, as the case may be; and

OS1	=	the number of shares of Common Stock, in the aggregate, that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

Such adjustment shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such subdivision or combination, as the case may be. If any dividend or distribution or subdivision or combination of the type described in this Section 4.01(a) is declared or announced but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price that would then be in effect if such dividend or distribution or subdivision or combination had not been declared or announced, as the case may be.

(b) The dividend or distribution to all or substantially all holders of Common Stock of (i) shares of capital stock of the Company (excluding any dividend, distribution or issuance covered by clause (a) above) or any of the Company’s subsidiaries, (ii) evidences of indebtedness of the Company or any of the Company’s subsidiaries, or (iii) any other assets or property or cash dividends (excluding any Ordinary Cash Dividends and excluding any dividend, distribution or issuance covered by clause (a) above), in which event the Exercise Price will be adjusted based on the following formula:

EP1	=	EP0	x	SP0 - FMV
SP0

where:

EP0	=	the Exercise Price in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

EP1	=	the Exercise Price in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

SP0	=	the Current Market Price; and

FMV	=	the fair market value (as determined in good faith by the Board of Directors), on the Record Date for such dividend or distribution, of the shares of capital stock, evidences of indebtedness or other assets or property, or the amount of the cash dividend (other than Ordinary Cash Dividends) expressed as an amount per share of outstanding Common Stock.

Such decrease shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution. In the event that such dividend or distribution is declared or announced but not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such distribution had not been declared or announced.

However, if the transaction that gives rise to an adjustment pursuant to this clause (b) is one pursuant to which the payment of a dividend or other distribution on Common Stock consists exclusively of shares of capital stock of, or similar equity interests in, a subsidiary of the Company or other business unit of the Company (i.e., a spin-off) that are, or, when issued, will be, traded or quoted on the New York Stock Exchange or any other national or regional securities exchange or market, then the Exercise Price will instead be adjusted based on the following formula:

MP0
EP1	=	EP0	x	MP0 + FMV0

where:

EP0	=	the Exercise Price in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

EP1	=	the Exercise Price in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

FMV0	=	the average of the Closing Sale Prices of the capital stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Days commencing on, and including, the third Trading Day after the Ex-Date for such dividend or distribution; and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Days commencing on, and including, the third Trading Day after the Ex-Date for such dividend or distribution.

Such decrease shall become effective immediately after the Ex-Date for such dividend or distribution. In the event that such dividend or distribution is declared or announced but not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such distribution had not been declared or announced.

(c) In the event that the Company effects a Pro Rata Repurchase in which the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such Pro Rata Repurchase, then the Exercise Price will be adjusted based on the following formula:

EP1	=	EP0 X	(NS0A x SP1A) + (NS0B x SP1B)
PP0 + ((NS1A x SP 1A) + (NS1B x SP1B))

where:

EP0	=	the Exercise Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase;

EP1	=	the Exercise Price in effect immediately after the Effective Date of such Pro Rata Repurchase;

NS0A	=	the number of shares of Class A Common Stock outstanding immediately before the consummation of the Pro Rata Repurchase;

NS0B	=	the number of shares of Class B Common Stock outstanding immediately before the consummation of the Pro Rata Repurchase;

NS1A	=	the number of shares of Class A Common Stock outstanding immediately after the consummation of the Pro Rata Repurchase;

NS1B	=	the number of shares of Class B Common Stock outstanding immediately after the consummation of the Pro Rata Repurchase;

PP0	=	the aggregate purchase price of the Pro Rata Repurchase; and

SP1A	=	the average of the Closing Sale Prices of the Class A Common Stock over the 10 consecutive Trading Days ending on the Trading Day immediately preceding the first public announcement by the Company of its intent to effect such Pro Rata Repurchase.

SP1B	=	the average of the Closing Sale Prices of the Class B Common Stock over the 10 consecutive Trading Days ending on the Trading Day immediately preceding the first public announcement by the Company of its intent to effect such Pro Rata Repurchase.

(d) If any single action would require adjustment of the Exercise Price pursuant to more than one subsection of Section 4.01, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest, relative to the rights and interests of the registered holders of the Warrants then outstanding, absolute value.

Section 4.02 Adjustments to Number of Warrants. Concurrently with any adjustment to the Exercise Price under Section 4.01, the Number of Warrants for each Warrant Certificate will be adjusted such that the Number of Warrants for each such Warrant Certificate in effect immediately following the effectiveness of such adjustment will be equal to the Number of Warrants for each such Warrant Certificate in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Exercise Price in effect immediately prior to such adjustment and (ii) the denominator of which is the Exercise Price in effect immediately following such adjustment.

Section 4.03 Certain Distributions of Rights and Warrants. (a) Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”):

(i)	are deemed to be transferred with such shares of Common Stock;

(ii)	are not exercisable; and

(iii)	are also issued in respect of future issuances of Common Stock,

shall be deemed not to have been distributed for purposes of Article 4 (and no adjustment to the Exercise Price or the Number of Warrants under this Article 4 will be made) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exercise Price and the Number of Warrants for each Warrant Certificate shall be made under this Article 4.

(b) If any such right or warrant is subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights.

(c) In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in Section 4.03(b)) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exercise Price and the Number of Warrants for each Warrant Certificate under Article 4 was made:

(i) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by the holders thereof, the Exercise Price and the Number of Warrants for each Warrant Certificate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

(ii) in the case of such rights or warrants that shall have expired or been terminated without exercise by the holders thereof, the Exercise Price and the Number of Warrants for each Warrant Certificate shall be readjusted as if such rights and warrants had not been issued.

Section 4.04 No Impairment. The Company will not, by amendment of its Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholders.

Section 4.05 Other Adjustments if Net Share Settlement Applies. To the extent Net Share Settlement applies to the exercise of any Warrant, the Board of Directors shall make appropriate adjustments to the amount of Cash or number of shares of Class A Common Stock, as the case may be, due upon exercise of the Warrant, as may be necessary or appropriate to effectuate the intent of this Article 4 and to avoid unjust or inequitable results as determined in its good faith judgment, to account for any adjustment to the Exercise Price and the Number of Warrants for the relevant Warrant Certificate that becomes effective, or any event requiring an adjustment to the Exercise Price and the Number of Warrants for the relevant Warrant Certificate where the Record Date or effective date (in the case of a subdivision or combination of the Class A Common Stock) of the event occurs, during the period beginning on, and including, the Exercise Date and ending on, and including, the related Settlement Date.

Section 4.06 Discretionary Adjustments. The Company may from time to time, to the extent permitted by law and subject to applicable rules of the New York Stock Exchange (or if not listed on the New York Stock Exchange, the rules of the principal U.S. national or regional securities exchange or quotation system on which the Class A Common Stock is then listed or quoted), decrease the Exercise Price and make a corresponding increase in the Number of Warrants for each Warrant Certificate by any amount for any period of at least 20 days. In that case, the Company shall give the Warrantholders at least 15 days’ prior notice of such increase or decrease, and such notice shall state the decreased Exercise Price and increased Number of Warrants for each Warrant Certificate and the period during such adjustment will be in effect. The Company may make such decreases in the Exercise Price and increases in the Number of Warrants for each Warrant Certificate, in addition to those set forth in this Article 4, as the Company’s Board of Directors deems advisable, including to avoid or diminish any income tax to holders of the Class A Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

Section 4.07 Restrictions on Adjustments. (a) Except in accordance with Section 4.01, the Exercise Price and the Number of Warrants for any Warrant Certificate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock.

(b) Neither the Exercise Price nor the Number of Warrants for any Warrant Certificate will be adjusted:

(i) upon the issuance of any securities by the Company on the Closing Date or pursuant to the Plan;

(ii) upon the issuance of any shares of Class A Common Stock or Class B Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or the issuance of any shares of Class A Common Stock or Class B Common Stock to any of the Company’s officers, directors or employees pursuant to any benefit plan of the Company;

(iii) for a change in the par value of the Class A Common Stock or Class B Common Stock.

(c) In no event will the Company adjust the Exercise Price or make a corresponding adjustment to the Number of Warrants for any Warrant Certificate to the extent that the adjustment would reduce the Exercise Price below the par value per share of Class A Common Stock or Class B Common Stock.

(d) No adjustment shall be made to the Exercise Price or the Number of Warrants for any Warrant Certificate for any of the transactions described in Section 4.01 if the Company makes provisions for Warrantholders to participate in any such transaction without exercising their Warrants on the same basis as holders of Common Stock, as applicable and with notice that the Board of Directors determines in good faith to be fair and appropriate.

(e) No adjustment shall be made to the Exercise Price, nor will any corresponding adjustment be made to the Number of Warrants for any Warrant Certificate, unless the adjustment would result in a change of at least 1% of the Exercise Price; however, any such adjustments that are not made will be carried forward and made when the aggregate of all such adjustments or any other adjustment required to be made pursuant to Article 4 equal or exceed 1% of the Exercise Price. All calculations under this Article 4 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

(f) If the Company takes a record of the holders of Class A Common Stock for the purpose of entitling them to receive a dividend or other distribution, and thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandons its plan to pay or deliver such dividend or distribution, then thereafter no adjustment to the Exercise Price or the Number of Warrants for any Warrant Certificate then in effect shall be required by reason of the taking of such record.

Section 4.08 Deferral of Adjustments. In any case in which Section 4.01 provides that an adjustment shall become effective immediately after (a) a Record Date for an event or (b) the effective date (in the case of a subdivision or combination of the Class A Common Stock) (each a “Determination Date”), the Company may elect to defer, until the later of the date the adjustment to the Exercise Price and Number of Warrants for each Warrant Certificate can be definitively determined and the occurrence of the applicable Adjustment Event (as hereinafter defined), (i) issuing to the Warrantholder of any Warrant exercised after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Class A Common Stock or other securities or assets issuable upon such exercise by reason of the adjustment required by such Adjustment Event over and above the Class A Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount in Cash in lieu of any fractional share of Class A Common Stock or fractional Warrant pursuant to Section 3.05. For the purposes of this Section 4.08, the term “Adjustment Event” shall mean in any case referred to in clause (a) or clause (b) hereof, the occurrence of such event.

Section 4.09 Reclassifications and Other Changes. (a) Subject to Section 4.09(e), if any of the following events occur:

(i) any reclassification or change of the outstanding shares of Common Stock (other than changes resulting from a subdivision or combination to which Section 4.01(a) applies or conversion of Class B Common Stock into Class A Common Stock);

(ii) any consolidation, merger or combination involving the Company; or

(iii) any sale or conveyance to a third party of all or substantially all of the Company’s assets

(each such event a “Reorganization Event”), in each case as a result of which the Class A Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (the “Reference Property”), then following the effective time of the Reorganization Event, the right to receive shares of Class A Common Stock upon exercise of a Warrant shall be changed to a right to receive, upon exercise of such Warrant, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of one share of Class A Common Stock would have owned or been entitled to receive in connection with such Reorganization Event (such kind and amount of Reference Property per share of Class A Common Stock, a “Unit of Reference Property”). In the event holders of Class A Common Stock have the opportunity to elect the form of consideration to be received in a Reorganization Event, other than with respect to an Affiliate Change of Control Event, the type and amount of consideration into which the Warrants shall be exercisable from and after the effective time of such Reorganization Event shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Class A Common Stock in such Reorganization Event.

(b) At any time from, and including, the effective time of a Reorganization Event:

(i) if Full Physical Settlement applies upon exercise of a Warrant, the Full Physical Share Amount per Warrant shall be equal to a single Unit of Reference Property;

(ii) if Net Share Settlement applies upon exercise of a Warrant, the Net Share Amount per Warrant shall be a number of Units of Reference Property calculated as set forth in Section 3.03(c), except that the Net Share Settlement Price used to determine such Net Share Amount on any Trading Day shall be the Unit Value for such Trading Day;

(iii) the Company shall pay Cash in lieu of delivering any fraction of a Unit of Reference Property or any fractional Warrant in accordance with Section 3.05 based on the Unit Value as of the Exercise Date; and

(iv) the Closing Sale Price and the Current Market Price shall be calculated with respect to a Unit of Reference Property.

(c) The value of a Unit of Reference Property (the “Unit Value”) shall be determined as follows:

(i) any shares of common stock of the successor or purchasing corporation or any other corporation that are traded on a national or regional stock exchange included in such Unit of Reference Property shall be valued as if such shares were “Class A Common Stock” using procedures set forth in the definition of “Closing Sale Price” in Section 1.01;

(ii) any other property (other than cash) included in such Unit of Reference Property shall be valued in good faith by the Board of Directors (in a manner not materially inconsistent with the manner the Board of Directors valued such property for purposes of the Reorganization Event, if applicable) or by a an independent investment bank of national standing; and

(iii) any cash included in such Unit of Reference Property shall be valued at the amount thereof.

(d) On or prior to the effective time of any Reorganization Event, the Company or the successor or purchasing Person, as the case may be, shall execute an amendment to this Warrant Agreement providing that the Warrants shall be exercisable for Units of Reference Property in accordance with the terms of this Section 4.09. If the Reference Property in connection with any Reorganization Event includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such Reorganization Event, then the Company shall cause such amendment to this Warrant Agreement to be executed by such other Person and such amendment shall contain such additional provisions to protect the interests of the Warrantholders as the Board of Directors shall reasonably consider necessary by reason of the foregoing. Any such amendment to this Warrant Agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. In the event the Company shall execute an amendment to this Warrant Agreement pursuant to this Section 4.09, the Company shall promptly file with the Warrant Agent an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a Unit of Reference Property after the relevant Reorganization Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with. The Company shall cause notice of the execution of amendment to be mailed to each Warrantholder, at its address appearing on the Warrant Register, within ten (10) Business Days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such amendment.

(e) Affiliate Change of Control Event:

(i) On or before the 20th day after the effective date of an Affiliate Change of Control Event, the Company shall:

(A) cause a notice of the Affiliate Change of Control Event to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

(B) cause the Warrant Agent to send by first-class mail, postage prepaid to each Warrantholder, at the address appearing in the warrant register, a notice of the Affiliate Change of Control Event (a “Affiliate Change of Control Put Notice”) stating:

1) that each Warrantholder may require the Company to purchase all, or a portion of, any Warrants (the “Affiliate Change of Control Put Warrants”) that have not been exercised prior to the Affiliate Change of Control Payment Date at a price equal to the Affiliate Change of Control Payment Amount (the “Affiliate Change of Control Put”) as of the date specified by the Company that is not less than 20 Business Days nor more than 35 Business Days after the date of the Affiliate Change of Control Put Notice (the “Affiliate Change of Control Payment Date”);

2) that the Affiliate Change of Control Put is being offered pursuant to this Section 4.09(e) and that the Warrantholders may not require the Company to purchase Warrants prior to the Affiliate Change of Control Payment Date;

3) that any Warrant not tendered will remain outstanding;

4) that Warrantholders accepting the offer to have their Warrants purchased pursuant to the Affiliate Change of Control Put Right will be required to surrender their Warrant Certificates representing such Warrants to the Warrant Agent at the address specified in the notice prior to the Close of Business on the fifth Business Day preceding the Affiliate Change of Control Payment Date;

5) a reasonably detailed explanation of the Affiliate Change of Control Payment Amount;

6) that Holders whose Warrants are being purchased only in part will be issued New Warrants representing the unpurchased portion of the Warrants surrendered; provided that each such New Warrant issued shall be in denominations of one Warrant and integral multiples thereof;

7) any other reasonable procedures that a Warrantholder must follow (to the extent consistent with the terms and conditions set forth herein) in connection with such Affiliate Change of Control Put; and

8) the name and address of the Warrant Agent.

(ii) Three (3) Business Days prior to the Affiliate Change of Control Payment Date, the Warrant Agent shall notify the Company in writing the number of Warrants for which an Affiliate Change of Control Put Right has been validly exercised.

(iii) On the Affiliate Change of Control Payment Date, the Company or the surviving Person (if other than the Company) shall (A) deliver to the Warrant Agent the calculation of the Affiliate Change of Control Payment Amount and (B) deposit with the Warrant Agent money sufficient to pay the Affiliate Change of Control Payment Amount for all Affiliate Change of Control Put Warrants for which the Affiliate Change of Control Put has been validly tendered.

(iv) On the Affiliate Change of Control Payment Date, (A) the Company or the surviving Person (if other than the Company) shall purchase all Affiliate Change of Control Put Warrants for which the Affiliate Change of Control Put has been validly tendered, (B) the Warrant Agent shall mail to each holder of Affiliate Change of Control Put Warrants so purchased a payment in Cash in an amount equal to the aggregate Affiliate Change of Control Payment Amount in respect of such Affiliate Change of Control Put Warrants, and (C) the Company or the surviving Person (if other than the Company) shall execute and issue to the Warrantholders, and the Warrant Agent shall authenticate, new Warrants in an amount of Warrants equal to the balance of a holder’s Warrants to the extent that a holder exercises its right to an Affiliate Change of Control Put with respect to less than all of its Warrants (collectively, the “New Warrants”);

provided that each such New Warrant shall be issued in denominations of one Warrant and integral multiples thereof and the terms thereof shall, subject to Section 4.09(e)(vi), be substantially consistent with the terms of this Warrant Agreement and the Warrants (and all references herein to Warrants shall thereafter be deemed to be references to such New Warrants).

(v) Following the Affiliate Change of Control Payment Date, any holder of New Warrants shall have the right to exercise such New Warrant and to receive, upon such exercise, the Reference Property in accordance with Section 4.09(a), subject to Section 4.09(b) and Section 4.09(c) and the remaining terms of this Warrant Agreement and the Warrants (as the same may have been amended in connection with such Affiliate Change of Control Event pursuant to Section 4.09).

(vi) The provisions of this Section 4.09(e) are subject, in all cases, to any applicable requirements under the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder. Where there is any inconsistency between the requirements of the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder and the requirements of this Section 4.09(e), the requirements of the Company under this Section 4.09(e) shall be modified but only to the extent necessary to comply with the requirements of the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder, shall supersede.

Section 4.10 Consolidation, Merger and Sale of Assets. (a) The Company may, without the consent of the Warrantholders, consolidate with, merge into or sell, lease or otherwise transfer in one transaction or a series of related transactions all or substantially all of the consolidated assets of the Company and its subsidiaries to any corporation, limited liability company, partnership or trust organized under the laws of the United States or any of its political subdivisions or the laws of the Netherlands so long as the Company is the surviving corporation or in the event that the Company is not the surviving corporation:

(i) the successor to the Company assumes all of the Company’s obligations under this Warrant Agreement and the Warrants; and

(ii) the successor to the Company provides written notice of such assumption to the Warrant Agent.

(b) In case of any such consolidation, merger, sale, lease or other transfer and upon any such assumption by the successor corporation, limited liability company, partnership or trust, such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor entity thereupon may cause to be signed, and may issue any or all of the Warrants issuable pursuant to this Warrant Agreement which theretofore shall not have been signed by the Company; and, upon the order of such successor entity, instead of the Company, and subject to all the terms, conditions and limitations in this Warrant Agreement prescribed, the Warrant Agent shall authenticate and deliver, as applicable, any Warrants that previously shall have been signed and delivered by the officers of the Company to the Warrant Agent for authentication, and any Warrants which such successor entity thereafter shall cause to be signed and delivered to the Warrant Agent for such purpose.

Section 4.11 Common Stock Outstanding. For the purposes of this Article 4, the number of shares of Common Stock at any time outstanding shall not include shares held, directly or indirectly, by the Company.

Section 4.12 Calculations Final. The Company shall be responsible for making all calculations called for under this Warrant Agreement. These calculations include, but are not limited to, the Exercise Date, the Current Market Price, the Closing Sale Price, the Net Share Settlement Price, the Exercise Price, the Number of Warrants for each Warrant Certificate and the number of shares of Class A Common Stock or Units of Reference Property, if any, to be issued upon exercise of any Warrants. The Company shall make the foregoing calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Warrantholders. The Company shall provide a schedule of the Company’s calculations to the Warrant Agent, and the Warrant Agent is entitled to rely upon the accuracy of the Company’s calculations without independent verification.

Section 4.13 Notice of Adjustments. Whenever the Exercise Price or the Number of Warrants for each Warrant Certificate is adjusted, the Company shall promptly mail the Warrantholders a notice of the adjustment. The Company shall file with the Warrant Agent such notice and an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct, and the Warrant Agent shall not be deemed to have any knowledge of any adjustments unless and until it has received such certificate. The Warrant Agent shall not be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Warrantholder desiring inspection thereof.

Section 4.14 Warrant Agent Not Responsible for Adjustments or Validity. The Warrant Agent shall at no time be under any duty or responsibility to any Warrantholder to determine whether any facts exist that may require an adjustment of the Exercise Price and the Number of Warrants for each Warrant Certificate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall have no duty to verify or confirm any calculation called for hereunder. The Warrant Agent shall have no liability for any failure or delay in performing its duties hereunder caused by any failure or delay of the Company in providing such calculations to the Warrant Agent. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Class A Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to this Article 4, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any Cash payment or to issue, transfer or deliver any shares of Class A Common Stock or stock certificates or other securities or property or scrip upon the surrender of any Warrant for the purpose of exercise or upon any adjustment pursuant to this Article 4, or to comply with any of the covenants of the Company contained in this Article 4.

Section 4.15 Statements on Warrants. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article 4, and Warrant Certificates issued after such adjustment may state the same information (other than the adjusted Exercise Price and the adjusted Number of Warrants for such Warrant Certificates) as are stated in the Warrant Certificates initially issued pursuant to this Warrant Agreement.

ARTICLE 5

OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDERS

Section 5.01 No Rights as Stockholders. Nothing contained in this Warrant Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders of any Warrant Certificate or any Warrants, by virtue of holding Warrants, the right to attend any of the Company’s general meeting of shareholders, to vote, to consent, to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of Class A Common Stock, to receive notice as stockholders with respect to any meeting of stockholders for the election of the Company’s directors or any other matter, or to exercise any rights whatsoever as the Company’s stockholders unless, until and only to the extent such holders become holders of record of shares of Class A Common Stock issued upon settlement of the Warrants.

Section 5.02 Mutilated or Missing Warrant Certificates. If any Warrant at any time is mutilated, defaced, lost, destroyed or stolen, then on the terms set forth in this Warrant Agreement, such Warrant may be replaced with a new Warrant, of like date and tenor and representing an equivalent number of Warrants, at the cost of the applicant (including legal fees of the Company) at the office of the Warrant Agent. The applicant for a new Warrant shall, in the case of any mutilated or defaced Warrant, surrender such Warrant to the Warrant Agent and, in the case of any lost, destroyed or stolen Warrant, furnish evidence satisfactory to the Company and the Warrant Agent of such loss, destruction or theft, and, in each case, furnish evidence satisfactory to the Company of the ownership and authenticity of the Warrant together with such indemnity and security, which shall include an open penalty surety bond satisfactory to the Warrant Agent and holding the Warrant Agent and the Company harmless, as required by the Warrant Agent. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone. An applicant for such a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe. All Warrant Certificates shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the substitution for lost, stolen, mutilated or destroyed Warrant Certificates, and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the substitution for and replacement of negotiable instruments or other securities without their surrender.

Section 5.03 Modification, Waiver and Meetings. (a) This Warrant Agreement may be modified or amended by the Company and the Warrant Agent, without the consent of the holder of any Warrant, for the purposes of curing any ambiguity or correcting or supplementing any defective provision contained in this Warrant Agreement or to make any other provisions in regard to matters or questions arising in this Warrant Agreement which the Company and the Warrant Agent may deem necessary or desirable; provided that such modification or amendment does not adversely affect the interests of the Warrantholders in any respect.

(b) Modifications and amendments to this Warrant Agreement or to the terms and conditions of Warrants may also be made by the Company and the Warrant Agent, and noncompliance with any provision of the Warrant Agreement or Warrants may be waived, with the written consent of the Warrantholders of Warrants representing a majority of the aggregate Number of Warrants at the time outstanding.

(c) However, no such modification, amendment or waiver may, without the written consent or the affirmative vote of each Warrantholder affected:

(i) change the Expiration Date;

(ii) increase the Exercise Price or decrease the Number of Warrants (except as set forth in Article 4);

(iii) impair the right to institute suit for the enforcement of any payment or delivery with respect to the exercise and settlement of any Warrant;

(iv) reduce the percentage of Warrants outstanding necessary to modify or amend this Warrant Agreement or to waive any past default; or

(v) reduce the percentage in Warrants outstanding required for any other waiver under this Warrant Agreement.

ARTICLE 6

CONCERNING THE WARRANT AGENT AND OTHER MATTERS

Section 6.01 Payment of Certain Taxes. (a) The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable upon the initial issuance of the Warrants hereunder.

(b) The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable upon the issuance of Class A Common Stock (or any other stock certificate) upon the exercise of Warrants hereunder and the issuance of stock certificates in respect thereof in the respective names of, or in such names as may be directed by, the exercising Warrantholders; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such stock certificate, any Warrant Certificates or other securities in a name other than that of the registered holder of the Warrant Certificate surrendered upon exercise of the Warrant, and the Company shall not be required to issue or deliver such certificates or other securities unless and until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 6.02 Change of Warrant Agent. (a) The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder (except for liability arising as a result of the Warrant Agent’s own gross negligence, willful misconduct or bad faith) after giving 60 days’ notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor warrant agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 60 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated warrant agent or by any holder of Warrants (who shall, with such notice, submit his Warrant Certificate for inspection by the Company), then the holder of any Warrants may apply to any court of competent jurisdiction for the appointment of a successor warrant agent.

(b) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except for liability arising as a result of the Warrant Agent’s own gross negligence, willful misconduct or bad faith) upon receipt of any notice from the Company pursuant to Section 6.03(c) or Section 6.03(d) in accordance with the procedures set forth in Section 6.02(a), except that the notice required to effect such resignation shall be reduced from 60 days to 5 days.

(c) The Warrant Agent may be removed by the Company at any time upon 30 days’ written notice to the Warrant Agent; provided, however, that the Company shall not remove the Warrant Agent until a successor warrant agent meeting the qualifications hereof shall have been appointed.

(d) Any successor warrant agent, whether appointed by the Company or by such a court, shall be a corporation or banking association organized, in good standing and doing business under the laws of the United States of America or any state thereof or the District of Columbia, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal or state authority and having a combined capital and surplus of not less than $500,000,000. The combined capital and surplus of any such successor warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published prior to its appointment; provided that such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority. After acceptance in writing of such appointment by the successor warrant agent, such successor warrant agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor warrant agent with like effect as if originally named as warrant agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor warrant agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor warrant agent all the authority, powers and rights of such predecessor warrant agent hereunder; and upon request of any successor warrant agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing to more fully and effectually vest in and conform to such successor warrant agent all such authority, powers, rights, immunities, duties and obligations. Upon assumption by a successor warrant agent of the duties and responsibilities hereunder, the predecessor warrant agent shall deliver and transfer, at the expense of the Company, to the successor warrant agent any property at the time held by it hereunder. As soon as practicable after such appointment, the Company shall give notice thereof to the predecessor warrant agent, the Warrantholders and each transfer agent for the shares of its Class A Common Stock. Failure to give such notice, or any defect therein, shall not affect the validity of the appointment of the successor warrant agent.

(e) Any entity into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any person succeeding to all or substantially all of the corporate trust or agency business of the Warrant Agent, shall be the successor Warrant Agent under this Warrant Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such entity would be eligible for appointment as a successor warrant agent under Section 6.02(c). In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Warrant Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned, and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.

(f) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.

Section 6.03 Compensation; Further Assurances. The Company agrees that it will

(a) pay the Warrant Agent reasonable compensation for its services as Warrant Agent hereunder pursuant to the attached fee schedule and, except as otherwise expressly provided, will pay or reimburse the Warrant Agent upon written demand for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in accordance with any of the provisions of this Warrant Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel) except any such expense, disbursement or advance as may arise from its or any of its gross negligence, willful misconduct or bad faith, and

(b) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.

(c) notify the Warrant Agent immediately in writing in the event it lists the Warrants or the Class A Common Stock issuable upon exercise thereof on any exchange other than the

New York Stock Exchange. The parties hereto agree that the Warrant Agent, at its sole discretion, shall have the right to resign as Warrant Agent pursuant to Section 6.02(b) upon its receipt of such notice.

(d) determine if the Warrant Agent requires any regulatory licenses in any foreign jurisdictions in which the services to be provided hereunder may be performed and the Company shall provide the Warrant Agent with written notice of any such required licenses promptly upon such determination. The parties hereto agree that the Warrant Agent, at its sole discretion, shall have the right to resign as Warrant Agent pursuant to Section 6.02(b) upon its receipt of such notice. The parties hereto further agree that the Warrant Agent, at its sole discretion, may obtain such licenses or may consent to the Company obtaining such license on the Warrant Agent’s behalf, which consent shall not be unreasonably withheld or delayed. The Company agrees to pay for all reasonable costs associated with such additional licensing.

Section 6.04 Reliance on Counsel. The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the written opinion of such counsel or any advice of legal counsel subsequently confirmed by a written opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such written opinion or advice.

Section 6.05 Proof of Actions Taken. Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established by the Company prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Warrant Agent, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Warrant Agent; and such Officer’s Certificate shall, in the absence of bad faith on the part of the Warrant Agent, be full warrant to the Warrant Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Warrant Agreement in reliance upon such certificate; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable.

Section 6.06 Correctness of Statements. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

Section 6.07 Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof or in respect of the validity or execution of any Warrant Certificates (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Class A Common Stock to be issued pursuant to this Warrant Agreement or any Warrants or as to whether any shares of Class A Common Stock will, when issued, be validly issued and fully paid and nonassessable.

Section 6.08 Use of Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents.

Section 6.09 Liability of Warrant Agent. (a) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of Warrants for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted in good faith by the Warrant Agent in the execution of this Warrant Agreement or otherwise arising in connection with this Warrant Agreement, except as a result of the Warrant Agent’s gross negligence or willful misconduct or bad faith. Notwithstanding anything contained in this Agreement to the contrary, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses.

(b) From time to time, the Warrant Agent may apply to any officer of the Company for instruction and Company shall provide Warrant Agent with such instructions concerning the services to be provided hereunder. In addition, the Warrant Agent may consult with legal counsel for the Warrant Agent or the Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Agreement, and the Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by the Company for any action taken or omitted by it in reliance upon any Company instructions or upon the advice or opinion of such counsel. The Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company.

Section 6.10 Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Warrantholders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Warrant Agreement.

Section 6.11 Other Transactions in Securities of the Company. The Warrant Agent in its individual or any other capacity may become the owner of Warrants or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

Section 6.12 Actions as Agent. The Warrant Agent shall act hereunder solely as agent and not in a ministerial or fiduciary capacity, and its duties shall be determined solely by the provisions hereof. The duties and obligations of the Warrant Agent shall be determined solely by the express provisions of the Warrant Agreement, and the Warrant Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Warrant Agreement. No implied covenants or obligations shall be read into the Warrant Agreement against the Warrant Agent. No provision of the Warrant Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in good faith in connection with this Warrant Agreement except for its own gross negligence or willful misconduct or bad faith.

Section 6.13 Appointment and Acceptance of Agency. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Warrant Agreement, and the Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth.

Section 6.14 Successors and Assigns. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 6.15 Notices. Any notice or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by any Warrantholder to or on the Company shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

LyondellBasell Industries N.V.

Weena 737

3013AM Rotterdam

The Netherlands

Attention:        Frits Bos

Facsimile:         011-31-10-713-62-59

with copies to:

LyondellBasell Industries

1221 McKinney Street

Houston, TX 77010

Attention:        Craig B. Glidden

Facsimile:        (713) 309-7312

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, NY 10281

Attention:        George A. Davis

Andrew Troop

Facsimile:        (212) 504-6666

Any notice or demand authorized by this Warrant Agreement to be given or made by any Warrantholder or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Computershare Inc.

Address 250 Royall Street Canton , MA 02021 USA

Attention:U.S. General Counsel

Re: LyondellBasell Industries N.V. Warrant Agreement

Fax: 781.575.4210

Any notice of demand authorized by this Warrant Agreement to be given or made to any Warrantholder shall be sufficiently given or made if sent by first-class mail, postage prepaid to the last address of such Warrantholder as it shall appear on the Warrant Register.

Section 6.16 Applicable Law; Jurisdiction. The validity, interpretation and performance of this Warrant Agreement and of the Warrant Certificates shall be governed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. The parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York and any federal court located in such state in connection with any action, suit or proceeding arising out of or relating to this Warrant Agreement.

Section 6.17 Benefit of this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Warrant Agreement contained shall be for the sole and exclusive benefit of the parties hereto and their successors.

Section 6.18 Registered Warrantholders. Prior to due presentment for registration of transfer, the Company and the Warrant Agent may deem and treat the Person in whose name any Warrants are registered in the Warrant Register as the absolute owner thereof for all purposes whatever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or interest in any Warrants on the part of any other Person and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer or with such knowledge of such facts that its participation therein amounts to bad faith.

Section 6.19 Inspection of this Warrant Agreement. The Warrant Agent (or successor warrant agent)shall make a copy of this Warrant Agreement available at all reasonable times for inspection by any registered Warrantholder upon reasonable request. The Warrant Agent may require any such holder to submit his Warrant Certificate for inspection by it before allowing such holder to inspect a copy of this Warrant Agreement.

Section 6.20 Termination. (a) This Warrant Agreement shall terminate at 5:00 p.m., New York City time, on the Expiration Date (or, at 5:00 p.m., New York City time, on the Settlement Date with respect to any Warrant Exercise Notice delivered prior to 5:00 p.m., New York City time, on the Expiration Date). Notwithstanding the foregoing, this Warrant Agreement will terminate on such earlier date on which all outstanding Warrants have been exercised or put pursuant to Section 4.09 of this Agreement. Termination of this Warrant Agreement shall not relieve the Company or the Warrant Agent of any of their obligations arising prior to the date of such termination or in connection with the settlement of any Warrant exercised prior to 5:00 p.m., New York City time, on the Expiration Date.

Section 6.21 Headings. The Article and Section headings herein are for convenience only and are not a part of this Warrant Agreement and shall not affect the interpretation thereof.

Section 6.22 Counterparts. This Warrant Agreement may be executed in any number of counterparts on separate counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 6.23 Entire Agreement. This Warrant Agreement and the Warrant Certificates constitute the entire agreement of the Company, the Warrant Agent and the registered holders of the Warrant Certificates with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Company, the Warrant Agent and the registered holders of the Warrant Certificates with respect to the subject matter hereof.

Section 6.24 Severability. Wherever possible, each provision of this Warrant Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant Agreement.

Section 6.25 Damages. Neither party to this Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provision of this Agreement or for any consequential, indirect, penal, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

LYONDELLBASELL INDUSTRIES N.V.

By:	/s/ Gerald A. O’Brien, Attorney-in-Fact
	Name:	Gerald A. O’Brien
	Title:	Attorney-in-Fact

[Signature Page to Warrant Agreement]

COMPUTERSHARE INC.

By:	/s/ Martin J. McHale, Jr
	Name:	Martin J. McHale, Jr.
	Title:	President, Equity Services

[Signature Page to Warrant Agreement]

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Martin J. McHale, Jr
	Name:	Martin J. McHale, Jr.
	Title:	President, Equity Services

[Signature Page to Warrant Agreement]

Schedule I

Initial Warrantholders

	Name	Number of Warrants

1.	ANCHORAGE CAPITAL MASTER OFFSHORE 610 Broadway, 6th Floor New York, NY 10012	30,776

2.	BELLIPOTENT HOLDINGS LLC Siguler Gulf & Co. 825 Third Avenue New York, NY 10022	76,709

3.	CERBERUS LB HOLDING LLC 299 Park Avenue, 22nd Fl New York, NY 10171	387,874

4.	CERBERUS SERIES FOUR HOLDINGS LLC 299 Park Avenue, 22nd Fl New York, NY 10171	130,195

5.	CITIBANK NA 388 Greenwich St. New York, NY 10013	2,083,476

6.	CRESCENT 1 LP 399 Park Avenue, 39th Fl New York, NY 10022	4,924

7.	CRS FUND LTD 399 Park Avenue, 39th Fl New York, NY 10022	4,309

8.	CYRUS OPPORTUNITIES MASTER FUND II LTD 399 Park Avenue, 39th Fl New York, NY 10022	9,233

9.	CYRUS SELECT OPPORTUNITIES MASTER FUND LTD 399 Park Avenue, 39th Fl New York, NY 10022	2,052

	Name	Number of Warrants

10.	DIAMONDBACK FIXED INCOME MASTER FUND LTD One Landmark Square Stamford, CT 06901	8,445

11.	DRAWBRIDGE DG II LLC 540 West Madison, 18th Fl Chicago, IL 60661	51,540

12.	DRAWBRIDGE DG LLC 540 West Madison, 18th Fl Chicago, IL 60661	328,282

13.	FAYETT GROUP LLC 777 Westchester Avenue, Suite 203 White Plains, NY 10604	42,225

14.	FCCD LIMITED 1345 Avenue of the Americas, 46th Fl New York, NY 10105	90,081

15.	FCCO LIMITED 1345 Avenue of the Americas, 46th Fl New York, NY 10105	22,520

16.	GOLDMAN SACHS LENDING PARTNERS LLC 200 West St. New York, NY 10282	2,301,641

17.	MANOLIN HOLDINGS LLC Siguler Gulf & Co. 825 Third Avenue New York, NY 10022	76,709

18.	MERRILL LYNCH CAPITAL CORPORATION 335 Madison Avenue, 5th Fl New York, NY 10017	2,301,641

19.	MORGAN STANLEY EMERGING MARKETS INC 1 Pierrepont Plaza, 7th Fl Brooklyn, NY 12201	614,958

20.	MORGAN STANLEY SENIOR FUNDING INC 1 Pierrepont Plaza, 7th Fl Brooklyn, NY 12201	32,373

	Name	Number of Warrants

21.	ROYAL BANK OF SCOTLAND PLC 600 Steamboat Road Greenwich, CT 06830	14,075

22.	ROYAL BANK OF SCOTLAND NV (f/k/a ABN AMRO BANK NV) 55 East 52nd Street New York, NY 10055	2,301,641

23.	SABRETOOTH MASTER FUND LP 405 Lexington Avenue, 50th Fl New York, NY 10174	4,104

24.	SILVER POINT LUXEMBOURG PLATFORM S.À R.L. 2 Greenwich Plaza, 1st Fl Greenwich, CT 06830	92,329

25.	STARK CRITERION MASTER FUND LTD 3600 South Lake Drive Saint Francis, WI 53235-3716	3,078.00

26.	STARK MASTER FUND LTD 3600 South Lake Drive Saint Francis, WI 53235-3716	27,699

27.	TACONIC CAPITAL PARTNERS 1.5 L.P. 450 Park Avenue, 8th Fl New York, NY 10022	32,315

28.	TACONIC OPPORTUNITY FUND LP 450 Park Avenue, 8th Fl New York, NY 10022	183,120

29.	UBS LOAN FINANCE LLC 677 Washington Blvd. Stamford CT 06901	249,880

	TOTALS	11,508,204

EXHIBIT A

FORM OF GLOBAL WARRANT LEGEND

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO LYONDELLBASELL INDUSTRIES N.V. (THE “ISSUER”), THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFER OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO THE COMPANY, DTC, THEIR SUCCESSORS AND THEIR RESPECTIVE NOMINEES.

A-I

EXHIBIT B

FORM OF WARRANT CERTIFICATE

[FACE]

No. [ ]	CUSIP No. [ ]

[UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO LYONDELLBASELL INDUSTRIES N.V. (THE “ISSUER”), THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFER OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO THE COMPANY, DTC, THEIR SUCCESSORS AND THEIR RESPECTIVE NOMINEES.]

LyondellBasell Industries N.V.

[Designation of Warrants]

NUMBER OF WARRANTS: Initially, 11,508,204 Warrants, subject to adjustment as described in the Warrant Agreement dated as of April 30, 2010 between LyondellBasell Industries N.V. and Computershare Inc., a Delaware corporation and individually “CI” and Computershare Trust Company, N.A. national bank individually “CTNA” and both collectively the “Warrant Agent” (the “Warrant Agreement”), each of which is exercisable for one share of Class A Common Stock.

EXERCISE PRICE: Initially, $15.90 per Warrant, subject to adjustment as described in the Warrant Agreement.

FORM OF PAYMENT OF EXERCISE PRICE: Cash, if Full Physical Settlement is applicable, or Net Share Settlement.

FORM OF SETTLEMENT: Upon exercise of any Warrants represented hereby, the Warrantholder shall be entitled to receive, at the Warrantholder’s election, either (a) upon payment to the Warrant Agent of the Exercise Price (determined as of the relevant Exercise Date), one share of Class A Common Stock per Warrant exercised, together with Cash in lieu of any fractional shares or fractional Warrants, or (b) without any payment therefor, a number of shares of Class A Common Stock equal to the Net Share Amount, together with Cash in lieu of any fractional shares or fractional Warrants, in each case, as described in the Warrant Agreement.

DATES OF EXERCISE: At any time, and from time to time, prior to 5:00 p.m., New York City time, on the Expiration Date, the Warrantholder shall be entitled to exercise all Warrants then represented hereby and outstanding (which may include fractional Warrants) or any portion thereof (which shall not include any fractional Warrants).

PROCEDURE FOR EXERCISE: Warrants may be exercised by (a) in the case of a Certificated Warrant, surrendering the Warrant Certificate evidencing such Warrant at the principal office of the Warrant Agent (or successor warrant agent), with the Exercise Notice set forth on the reverse of the Warrant Certificate duly completed and executed, together with any applicable transfer taxes, or (b) in the case of a Global Warrant, complying with the procedures established by the Depositary for the exercise of Warrants.

EXPIRATION DATE: April 30, 2017.

This Warrant Certificate certifies that                     , or its registered assigns, is the Warrantholder of the Number of Warrants (the “Warrants”) specified above [, as modified in Schedule A hereto,] (such number subject to adjustment from time to time as described in the Warrant Agreement).

In connection with the exercise of any Warrants, (a) the Company shall determine the Full Physical Share Amount or Net Share Amount, as applicable, for each Warrant, and (b) the

Company shall, or shall cause the Warrant Agent to, deliver to the exercising Warrantholder, on the applicable Settlement Date, for each Warrant exercised, a number of Shares of Class A Common Stock equal to the relevant Full Physical Share Amount or Net Share Amount, as applicable, together with Cash in lieu of any fractional shares or fractional Warrants as described in the Warrant Agreement.

Prior to the relevant Exercise Date as described more fully in the Warrant Agreement, Warrants will not entitle the Warrantholder to any of the rights of the holders of shares of Class A Common Stock.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

In the event of any inconsistency between the Warrant Agreement and this Warrant Certificate, the Warrant Agreement shall govern.

IN WITNESS WHEREOF, LyondellBasell Industries N.V. has caused this instrument to be duly executed.

Dated: [                    ]

LyondellBasell Industries N.V.

By:
Name:
Title:

Attest

By:
Assistant Secretary

Certificate of Authentication

These are the Warrants referred to in the above-mentioned Warrant Agreement.

Countersigned as of the date above written:

                    , as Warrant Agent

By:
Authorized Officer

[FORM OF REVERSE OF WARRANT CERTIFICATE]

LyondellBasell Industries N.V.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to a Warrant Agreement, dated as of April 30, 2010 (the “Warrant Agreement”), between the Company and Computershare Inc., a Delaware corporation and individually “CI” and Computershare Trust Company, N.A. national bank individually “CTNA” and both collectively the “Warrant Agent” (the “Warrant Agent”), and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions each Warrantholder consents by acceptance of this Warrant Certificate or a beneficial interest therein. Without limiting the foregoing, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement. A copy of the Warrant Agreement is on file at the Warrant Agent’s Office.

The Warrant Agreement and the terms of the Warrants are subject to amendment as provided in the Warrant Agreement.

This Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York without regard to the conflicts of laws principles thereof.

[To be attached if Warrant is a Certificated Warrant]

Exercise Notice

[Warrant Agent]

Address Attention:

Transfer Department

Re:	LyondellBasell Industries N.V. Warrant Agreement

The undersigned (the “Registered Warrantholder”) hereby irrevocably exercises [                    ] Warrants (the “Exercised Warrants”) and delivers to you herewith a Warrant Certificate or Warrant Certificates, registered in the Registered Warrantholder’s name, representing a Number of Warrants at least equal to the number of Exercised Warrants.

The Registered Warrantholder hereby either:

☐	elects for Full Physical Settlement to apply to the Exercised Warrants pursuant to Section 3.03 of the Warrant Agreement and confirms that it will, prior to 11:00 a.m., New York City time, on the Settlement Date, pay an amount equal to the Exercise Price (determined as of the relevant Exercise Date), multiplied by the number of Exercised Warrants, by federal wire or other immediately available funds payable to the order of the Company to the account maintained by the Warrant Agent and notified to the Registered Warrantholder as required under Section 3.03(b) of the Warrant Agreement; or

☐	elects for Net Share Settlement to apply to the Exercised Warrants pursuant to Section 3.03 of the Warrant Agreement.

The Registered Warrantholder hereby directs the Warrant Agent to:

(a) deliver the Full Physical Share Amount or Net Share Amount, as applicable, for each of the Exercised Warrants as follows:

[                                                                                  ]; and

(b) if the number of Exercised Warrants is less than the Number of Warrants represented by the enclosed Warrant Certificates, to deliver a Warrant Certificate representing the unexercised Warrants to:

[                                                                                  ]

Dated:
(Registered Warrantholder)

By:
Authorized Signature
Address:
Telephone:

SCHEDULE A

[To Be Attached if Warrant is a Global Warrant]

SCHEDULE OF INCREASES OR DECREASES IN WARRANTS

The initial Number of Warrants represented by this Global Warrant is [                    ]. In accordance with the Warrant Agreement dated as of [                    ], 2010 among the Company and [                    ], as Warrant Agent, the following increases or decreases in the Number of Warrants represented by this certificate have been made:

Date	Amount of increase in Number of Warrants evidenced by this Global Warrant	Amount of decrease in Number of Warrants evidenced by this Global Warrant	Number of Warrants evidenced by this Global Warrant following such decrease or increase	Signature of authorized signatory

[To Be Attached if Warrant is a Global Warrant or Certificated Warrant]

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the Warrant(s) represented by this Certificate to:

Name, Address and Zip Code of Assignee

and irrevocably appoints
Name of Agent

as its agent to transfer this Warrant Certificate on the books of the Warrant Agent.

[Signature page follows]

Date: [                    ]

Name of Transferee

By:
Name:
Title:

(Sign exactly as your name appears on the other side of this Certificate)

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

EXHIBIT C

FORM OF CLASS A COMMON SHARES REQUISITION ORDER

[Date]

Via Facsimile [                    ]

LyondellBasell Industries N.V.

[                                          ]

[                                          ]

Re:	DWAC Issuance

Control No. [                    ]

Ladies and Gentlemen:

You are hereby authorized to issue and deliver the shares of Class A Common Stock as indicated below via DWAC. The shares are being issued to cover the exercise of Warrants under the Warrant Agreement, dated as of [                    ], 2010, between LyondellBasell Industries N.V. and [                    ], as Warrant Agent (the “Warrant Agreement”). Defined terms used but not defined herein have the meaning assigned to them in the Warrant Agreement.

Number of Shares:
Original Issue or
Transfer from Treasury Account
Broker Name:
Broker’s DTC Number:
Contact and Phone:

C-1

The Broker will initiate the DWAC transaction on (date).

Sincerely,
[ ],
as Warrant Agent

By:
Name:
Title:

cc:	[Insert name] via facsimile [insert fax number]

Broker

C-2

EXHIBIT D

[CONFIRMATION ORDER]

D-1